Exhibit (e)(7)(xvi)

Form of

AMENDMENT NO. 15

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC – CLASS IA SHARES

AMENDMENT NO. 15 to the Amended and Restated Distribution Agreement (“Amendment No. 15”), dated as of [                    , 2010], between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolio. EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 15 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President and Chief Executive Officer	Title:	Chairman

SCHEDULE A

AMENDMENT NO. 1

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

ATM Core Bond Portfolio	EQ/Franklin Core Balanced Portfolio
ATM Government Bond Portfolio	EQ/Franklin Templeton Allocation Portfolio
ATM International Portfolio	EQ/Global Bond PLUS Portfolio
ATM Large Cap Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM Mid Cap Portfolio	EQ/Intermediate Government Bond Index Portfolio
ATM Small Cap Portfolio	EQ/International Core PLUS Portfolio
AXA Balanced Strategy Portfolio	EQ/International ETF Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Conservative Strategy Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 2000 Portfolio-I, III	EQ/Large Cap Value Index Portfolio
AXA Tactical Manager 400 Portfolio-I, III	EQ/Large Cap Value PLUS Portfolio
AXA Tactical Manager 500 Portfolio-I, III	EQ/Lord Abbett Growth and Income Portfolio
AXA Tactical Manager International Portfolio-I, III	EQ/Lord Abbett Large Cap Core Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	EQ/Mid Cap Index Portfolio EQ/Mid Cap Value PLUS Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Money Market Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Oppenheimer Global Portfolio
EQ/BlackRock International Value Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Small Company Index Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Common Stock Index Portfolio	EQ/Wells Fargo Advantage Omega Growth Portfolio
EQ/Core Bond Index
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio